SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

December 5, 2005

Date of Report (Date of earliest event reported)

CNE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9224	56-2346563
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Carnegie Hall Tower

152 W. 57th Street

New York, New York 10019

(Address of principal executive offices)

(212) 262-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 5, 2005, CNE Group, Inc. (the “Company”) issued a press release regarding the amendment to its Articles of Incorporation filed with the Delaware Secretary of State on November 30, 2005 which changed the name of the Company from CNE Group, Inc. to Arrow Resources Development, Inc. and increased the number of authorized shares of the Company’s common stock to 1 billion, of which there are 650 million common shares currently outstanding. A copy of the press release is attached as an exhibit. The press release attached to the Company’s Form 8-K filed with the Securities and Exchange Commission on December 1, 2005 was not issued and is replaced by the press release attached to this filing.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

A copy of the press release announcing the changes to the Company’s name and its authorized shares of common stock is attached as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNE GROUP, INC. (now known as Arrow Resources Development, Inc.)
Date: December 6, 2005

	By:	/s/ Peter J. Frugone
Peter J. Frugone, Chief Executive Officer